UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2024

BlackBerry Limited

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	001-38232 (Commission File Number)	98-0164408 (IRS Employer Identification No.)

2200 University Ave East

Waterloo Ontario Canada N2K0A7

(Address of principal executive offices)

(519) 888-7465

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BB	New York Stock Exchange
Common Shares	BB	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2024, BlackBerry Limited (the “Company”) completed its previously announced private unregistered offering of $200.0 million aggregate principal amount of its 3.00% Convertible Senior Notes due 2029 (the “Notes”), which amount includes the full exercise of the initial purchasers’ option to purchase up to $25.0 million aggregate principal amount of additional Notes.

Indenture

The Notes were issued under an Indenture (the “Indenture”), dated as of January 29, 2024, by and between the Company and Computershare Trust Company, National Association, as trustee (the “Trustee”). The Indenture provides, among other things, that the Notes will bear interest at a rate of 3.00% per year, payable semi-annually on February 15 and August 15 of each year, beginning on August 15, 2024. The Notes will mature on February 15, 2029, unless earlier repurchased or redeemed by the Company or converted pursuant to their terms.

The Company received net proceeds from the offering of the Notes of approximately $194.0 million, after deducting the initial purchasers’ discounts and after deducting offering expenses payable by the Company. The Company intends to use the net proceeds from the offering of the Notes to repay or repurchase the Company’s outstanding $150.0 million aggregate principal amount of 1.75% Extendible Convertible Unsecured Debentures due February 15, 2024 and the remainder for general corporate purposes.

The Company may not redeem the Notes prior to February 22, 2027, except in the event of certain tax law changes. On or after February 22, 2027, the Company may redeem for cash all or any portion of the Notes (subject to a partial redemption limitation), at any time and from time to time, if the last reported sale price of the Company’s common shares (“Common Shares”) has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the related notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

Prior to the close of business on the business day immediately preceding November 15, 2028, holders of the Notes may convert their Notes at their option only under the following circumstances: (i) during any calendar quarter commencing after the calendar quarter ending on March 31, 2024 (and only during such calendar quarter), if the last reported sale price of the Common Shares for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (ii) during the five consecutive business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of the Notes for each trading day of such five consecutive trading-day period was less than 98% of the product of the last reported sale price of Common Shares and the conversion rate on each such trading day; (iii) if the Company calls (or is deemed to have called) any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date or the tax redemption date, as the case may be, but only with respect to the Notes called (or deemed called for redemption); or (iv) upon the occurrence of specified corporate events described in the Indenture. On or after November 15, 2028, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or a portion of their Notes at any time.

Upon conversion, the Company will pay or deliver, as the case may be, cash, Common Shares or a combination of cash and Common Shares at the Company’s election (or, in the case of any Notes called for redemption (or deemed called for redemption) for which the relevant conversion date occurs during the related redemption period (as defined in the Indenture) the Company will deliver solely Common Shares). The initial conversion rate is 257.5826 Common Shares per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $3.88 per share). The conversion rate is subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. In addition, following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will increase, in certain circumstances, the conversion rate for a holder who elects to convert its Notes in connection with such corporate event or notice of redemption. The maximum number of Common Shares issuable in connection with the conversion of the Notes is 68,259,386.

Upon the occurrence of a fundamental change (as defined in the Indenture), subject to certain conditions, the Company will be required to make an offer to repurchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture contains customary events of default. In the event of certain events of bankruptcy, insolvency or reorganization involving the Company or any of its significant subsidiaries (as defined in the Indenture), 100% of the principal of the Notes plus accrued and unpaid interest, if any, will be declared immediately due and payable, subject to certain conditions in the Indenture. In the case of any other event of default (subject, in certain cases, to a cure period), the Trustee or the holders of at least 25% in principal amount of the then-outstanding Notes may declare the Notes to be due and payable immediately.

Certain of the initial purchasers of the Notes and their respective affiliates have, from time to time, performed, and may in the future perform, certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of their business, for which they received or will receive customary fees and commissions.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the full text of the Indenture and the Form of Global 3.00% Convertible Senior Note due 2029, copies of which are filed as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 of this Current Report are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Items 1.01 of this Current Report are incorporated herein by reference.

The offer and sale of the Notes to the initial purchasers were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement pursuant to which the Company sold the Notes to the initial purchasers.

Any Common Shares issuable upon conversion of the Notes will be issued in transactions anticipated to be exempt from registration under the Securities Act pursuant to Section 3(a)(9) thereof. The Company does not intend to file a registration statement covering the resale of the Notes or the Common Shares issuable upon conversion of the Notes, if any.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit	Description
4.1	Indenture, dated as of January 29, 2024, between the Company and Computershare Trust Company, National Association.
4.2	Form of Global 3.00% Convertible Senior Note due 2029 (included in Exhibit 4.1).
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 29, 2024

BLACKBERRY LIMITED

	By:	/s/ Steve Rai
Name: Steve Rai
Title: Chief Financial Officer